Exhibit 99.1

Enveric Biosciences Reports First Quarter 2025 Financial and Corporate Results

Corporate, Business and Product Development Highlights:

●	Unveiled EVM401 Series with new U.S. Patent for mescaline derivative compounds
●	Added to suite of intellectual property for EB-003, a neuroplastogen targeting undertreated mental health indications
●	Signed two licensing agreements for cannabinoid-COX-2 conjugate compounds, with potential to target joint pathologies, such as osteoarthritis and rheumatoid arthritis
●	Announced closing of $5 million public offering

CAMBRIDGE, Mass., May 14, 2025 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders, today provided a corporate update and reported financial results for the first quarter ended March 31, 2025.

“The first quarter of 2025 was highlighted by continued progress in the development of EB-003, our neuroplastogenic molecule that is designed to address difficult-to-treat mental health disorders,” said Joseph Tucker, Ph.D., CEO and Director of Enveric. “We continue to focus our development efforts on the completion of the data package to support filing an Investigational New Drug (IND) application for EB-003, which we aim to submit to the FDA by the end of the first quarter of 2026.”

Dr. Tucker said, “Ongoing development of EB-003 is supported by the data accumulated to date, which have demonstrated oral bioavailability and brain exposure in preclinical studies. Preclinical work has also shown encouraging pharmacology and safety results from in vitro pharmacology studies.”

Dr. Tucker added, “Enveric continues to expand the portfolio of intellectual property covering our proprietary technologies, including the recent receipt of a Notice of Allowance from the USPTO for claims covering EB-003 composition of matter. We also announced the issuance of a U.S. patent for our EVM401 Series, a collection of mescaline derivative compounds that broadens Enveric’s potential to develop additional neuroplastogenic therapeutics for addiction and neuropsychiatric disorders. Preliminary testing of our EVM401 series and their metabolites has demonstrated differentiated and encouraging patterns of brain receptor binding and/or activation.”

Dr. Tucker concluded, “As we look ahead to the remainder of 2025 and beyond, we are confident that Enveric is at the leading edge of a paradigm shift in the treatment of severe mental health conditions, an area that has seen minimal innovation for decades. We look forward to bringing our novel technologies to patients in need, while generating value for our shareholders as we capitalize on the substantial potential of the emerging field of neuroplastogenic therapeutics.”

FIRST QUARTER AND RECENT UPDATES

Corporate, Product and Business Development Highlights:

●	Unveiled EVM401 Series with new U.S. Patent for mescaline derivative compounds, broadening Enveric’s pipeline of neuroplastogen candidates for addiction and neuropsychiatric disorders
●	Added to suite of intellectual property for EB-003, a neuroplastogen targeting undertreated mental health indications
●	Signed two licensing agreements with Restoration Biologics LLC, for cannabinoid-COX-2 conjugate compounds, with plans to investigate potential to treat joint pathologies, such as osteoarthritis and rheumatoid arthritis, creating the potential for diversified future revenue streams
●	Announced closing of $5 million public offering

FIRST QUARTER FINANCIAL RESULTS

Net loss attributable to stockholders was $2.2 million for the first quarter ended March 31, 2025, including $0.3 million in net non-cash expense, with a basic and diluted loss per share of $1.22, as compared to a net loss of $2.5 million, including $0.4 million in net non-cash income, with a basic and diluted loss per share of $9.21 for the quarter ended March 31, 2024. The Company had cash-on-hand of $4.3 million for the quarter ended March 31, 2025.

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company dedicated to the development of novel neuroplastogenic small-molecule therapeutics for the treatment of depression, anxiety, and addiction disorders. Leveraging its unique discovery and development platform, the Psybrary™, which houses proprietary information on the use and development of existing and novel molecules for specific mental health indications, Enveric seeks to develop a robust intellectual property portfolio of novel drug candidates. Enveric’s lead molecule, EB-003, is a potential first-in-class neuroplastogen designed to promote neuroplasticity, without inducing hallucinations, in patients suffering from difficult-to-address mental health disorders. Enveric is focused on advancing EB-003 towards clinical trials for the treatment of neuropsychiatric disorders while out-licensing other novel, patented Psybrary™ drug candidates to third-party licensees advancing non-competitive market strategies for patient care. Enveric is headquartered in Naples, FL with offices in Cambridge, MA and Calgary, AB Canada. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposes,” “budgets,” “explores,” “schedules,” “seeks,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, should, would, or might occur or be achieved. Forward-looking statements may include statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: finalize and submit its IND filing to the U.S. Food and Drug Administration; carry out successful clinical programs; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations for the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain future funding for product development and working capital on commercially reasonable terms; scale-up manufacture of product candidates; respond to changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its research and development pipeline assets; continue as a going concern; and manage its future growth effectively.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investor Relations

Tiberend Strategic Advisors, Inc.

David Irish

(231) 632-0002

dirish@tiberend.com

Media Relations

Tiberend Strategic Advisors, Inc.

Casey McDonald

(646) 577-8520

cmcdonald@tiberend.com